EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-195224) of Radio One, Inc., and
(2)	Registration Statement (Form S-8 No. 333-164354) pertaining to the Radio One, Inc. 2009 Stock Option and Restricted Stock Plan;

of our report dated March 14, 2016, with respect to the consolidated financial statements and schedule of Radio One, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Radio One, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

McLean, Virginia

March 10, 2017